NOV 0 6 2004

ICM®

INTERNATIONAL CREATIVE MANAGEMENT, INC.

Dear Dr. Laura Berman

This letter will constitute the Agreement between you as Author and us as agent respecting our representation of your Work entitled

THE PASSION PRESCRIPTION

The Author hereby irrevocably designates International Creative Management, Inc. ("ICM") as the sole and exclusive agent and representative of the Work for the life of the copyright and all renewals thereof with respect to any sale, license or other disposition ("Sale") of the Work and any and all rights therein in any and all media now or hereafter known in all countries throughout the world. The rights herein represented by ICM include English language publication, foreign language publication, first serial rights; motion picture, television and stage rights and all merchandising, commercial, video cassette and home video devices and all other subsidiary rights now or hereafter known relating thereto.

In return for services heretofore rendered by ICM in connection with the Work, the Author agrees that the Author and the Author's successors and assigns shall pay, and irrevocably authorizes ICM to receive in ICM's name, all monies due or to become due to Author or the Author's successors and assigns and to retain as its commission fifteen (15%) percent of all gross monies payable to Author or the Author's successors and assigns under each agreement relating to the Work except that commission on the Sale of foreign language publication rights shall be twenty (20%) percent.

If there is any inconsistency between the terms and conditions set forth herein with respect to the Sale of the Work and any terms and conditions applicable to the Sale of the Work that are, or may be, contained in any other agency agreement currently or hereafter in effect between the parties, the terms and conditions set forth herein shall apply.

Sincerely yours,

INTERNATIONAL CREATIVE MANAGEMENT, INC.

BY: ____________________

ACCEPTED AND AGREED TO:

____

(Author) Dr. Laura Berman

3/01/02

TALENT AND LITERARY AGENCY
40 WEST 57TH STREET NEW YORK NEW YORK 10019 TELEPHONE: 212.556.5600 FAX: 212.556.5665